INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Sonic Automotive, Inc.:


We consent to the incorporation by reference in the following Registration Statements of Sonic Automotive, Inc.:
     Registration Statement No. 333-82615 on Form S-3;
     Registration Statement No. 333-81059 on Form S-8;
     Registration Statement No. 333-81053 on Form S-8;
     Registration Statement No. 333-71803 on Form S-3;
     Registration Statement No. 333-69907 on Form S-8;
     Registration Statement No. 333-69901 on Form S-8;
     Registration Statement No. 333-69899 on Form S-8;
     Registration Statement No. 333-68183 on Form S-3;
     Registration Statement No. 333-65447 on Form S-8;
     Registration Statement No. 333-49113 on Form S-8;
     Registration Statement No. 333-96023 on Form S-3;
     and Registration Statement No. 333-95791 on Form S-8, of our report dated March 17, 2000, appearing in this Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 1999.


Charlotte, North Carolina
March 30, 2000